                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported)                               May 22, 1995


                               ALFA CORPORATION
         --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                     0-11773                63-0838024
-------------------------------------------------------------------------------
  (State or Other Jurisdiction          (Commission            (IRS Employer
or Incorporation or Organization)       File Number)        Identification No.)



           2108 East South Boulevard, Montgomery, Alabama 36116-2015
            (Mail: P. O. Box 11000, Montgomery, Alabama 36191-0001)
         ------------------------------------------------------------
             (Address and Zip Code of Principal Executive Offices)


Registrant's Telephone Number,  (334) 288-3900
                               -----------------

Item 4. Changes in Registrant's Certifying Accountants.
        -----------------------------------------------

        Coopers & Lybrand was previously the principal accountant for Registrant. On May 22, 1995 Coopers & Lybrand's appointment as principal accountants was terminated and KPMG Peat Marwick was engaged as principal accountant for the Registrant. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors of the Registrant.

        There was no disagreement between Registrant and Coopers & Lybrand on any matter of accounting scope or procedure which would have caused the auditor to refer to the subject matter of the disagreement in connection with its report. The Board of Directors determined that it was in the best interest of the Registrant to allow both Coopers & Lybrand and other qualified accounting firms to make proposals for providing accounting services to the Registrant and to submit bids for the providing of such service. Proposals were solicited and received. After reviewing the proposals from all the submitting accounting firms, it was determined that it was in the best interest of the Registrant to make a change in accounting firms at this time.

        The Audit Reports of Coopers & Lybrand on the Consolidated Financial Statements of Registrant and subsidiaries as of and for the years ended December 31, 1994 and 1993, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principals. A letter from Coopers & Lybrand is attached as Exhibit A to this 8-K.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ALFA CORPORATION


                                                    By: /s/ Goodwin L. Myrick
                                                       -------------------------
                                                              President

                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]




May 22, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Alfa Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of May 1995. We agree with the statements concerning our Firm in such 8-K.

Very truly yours,




Coopers & Lybrand L.L.P.